                                                                    EXHIBIT 10.8

                                                                    SE: P Turner

                     PRODIGY(R) Interactive Personal Service
                    Service Package Order Form for Merchants

AGREEMENT between Prodigy Services Company, 445 Hamilton Avenue, White Plains, New York 10601 ("Prodigy") and PC Gifts, 2944 Hunter Mill Road, Suite 103, Oakton, VA 22124 ("Participant").

I. SERVICE PACKAGE      |_| CRMP      Number of Products   150

                        |_| CRMDB

Participant hereby purchases the above service package (the "Service Package") to promote and offer for sale up to the number of Products stated, as described on the attached Service Package Description.

II. FEES

      A. $12,000.00 COMMITMENT FEE, payable in full following the execution of this Agreement on the terms stated in the attached Exhibit A.

      B. DISPLAY FEE: For Display of the Service Package, Participant shall pay Prodigy the fee indicated below each month this Agreement is in effect, as detailed in the attached Exhibit A.

Eleven Percent (11%) of each Member Order, with Adjustments

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

This Agreement consists of this Order Form and the attached Exhibit A, Service Package Description, and Standard Terms and Conditions.

THIS AGREEMENT MAY BE ACCEPTED BY SIGNING AND RETURNING ONE COPY OF THIS ORDER FORM TO PRODIGY, WITH ALL ATTACHMENTS, NO LATER THAN March 31, 1994. This Agreement will be effective as of the date last written below, and will remain in effect until terminated in accordance with its terms.

Participant                             Prodigy Services Company


By: /s/ Peter H. MacMurray              By: /s/ Leo J. Border
    ---------------------------------       ------------------------------------

Name: Peter H. MacMurray                Name: Leo J. Border
      -------------------------------         ----------------------------------

Title: CEO                              Title: Director
       ------------------------------          ---------------------------------

Date: 3/31/94                           Date: 4/18/94
      -------------------------------         ----------------------------------

                                    EXHIBIT A
              Display Fee, based on Member Orders, with Adjustments

1. Display Fee. Participant shall pay Prodigy the Display Fee stated in the "DISPLAY FEE" section of the Order Form during the term of this Agreement. Except as may be expressly stated on the Order Form, any Display Fee based on the dollar value of member orders shall be calculated without regard to any taxes, shipping, handling, and delivery charges which my apply to such orders.

2.    Adjustments to Display Fee.

            a. Participant shall be entitled to a credit against the Display Fee payable to Prodigy for any item which is not fulfilled for any reason, including credit declined, cancellations, and out of stock/partial shipment, or for any item which is returned by a member for which a full refund has been issued. To claim such a credit, Participant shall complete an adjustment form to be provided by Prodigy and return it with payment of its next Prodigy invoice, and shall deduct the credit amount from such payment. If the amount of the credit exceeds the amount of the invoice, Prodigy will carry the remaining credit amount forward to be applied against succeeding invoices.

            b. If any order for which a credit is taken is subsequently fulfilled, Participant shall include an adjustment form showing the Display Fee payable for such order with payment of its next Prodigy invoice, and shall include such Display Fee in such payment.

            c. If Participant fulfills any order received by means of the electronic mail function of the Service, Participant shall include an adjustment form showing the Display Fee payable for such order with payment of its next prodigy invoice, and shall include Display Fee in such payment.

            d. Participant shall keep, for a period of two (2) years, records of all orders received, Display Fees paid, and credits taken under this Agreement. Prodigy shall have the right, upon reasonable advance notice to Participant and at Prodigy's expense, to review and copy such records. Prodigy may change the procedure for obtaining a credit upon thirty (30) days prior written notice to Participant.

3. New and Changed Fees. Prodigy may change the amount and/or basis of the Display Fee, or impose any new fee or fees, at any time after one (1) year from the date that any or all of the Service Package is first Displayed on the Service, upon (2) months' prior written notice to Participant.

4.    Payment Terms.

            a. All fees payable under this Agreement shall be due and payable within thirty (30) days of invoice date. All amounts not paid within sixty
      (60) days of invoice date shall bear interest immediately following the end of such 60-day period at the lesser of: (i) Two (2) percentage points above the prime interest rate as published in the Wall Street Journal from time to time during the period of such delinquency, or (ii) the maximum rate of interest allowed under the laws of the State of New York. Participant is responsible for all taxes on all amounts payable to Prodigy other than taxes based on Prodigy's net income.

            b. If any amount is not paid when due hereunder, Prodigy shall have the right, on fifteen (15) days prior written notice to Participant, to discontinue any or all services rendered to Participant hereunder if such amount is not paid within ten (10) days of such notice. Following payment of all outstanding amounts, Prodigy may charge its then-current fee for reinstatement of services.

5. Termination. All fees which come due through the effective date of termination shall be due and payable in full by Participant, less any outstanding credits, provided, that if Prodigy terminates this Agreement in accordance w9ith the Standard Terms and conditions and if the Service Package would have been displayed on the Service for less than 12 months through the effect date of termination, Prodigy shall refund a prorated portion of any Commitment Fee or Conversion Feed paid by Participant, representing the remaining portion of such 12-mnth period. Prodigy may apply any amounts due to Participant under the preceding sentence to any outstanding amounts due to Prodigy from Participant. If Participant has outstanding credits which exceed the fees due to Prodigy through the effective date of termination, Prodigy shall refund the difference to Participant.

                     PRODIGY(R) Interactive Personal Service
                       Description of Service Package CRMB

The Service Package CRMDB provides Participant with a presence on the PRODIGY interactive personal service in accordance with the Agreement between Participant and Prodigy Services Company. This Description of Service Package is a part of such Agreement, and describes the elements and services provided with Service Package CRMDB, and sets forth the respective obligations of the parties in connection with the Service Package.

1. DEFINITIONS

      a. "Product Category List" - a list of categories of Products to be promoted and offered for sale through the Service Package, to be agreed to by the parties as described below.

      b. "Database Application" - each application forming part of the Service Package which will allow Members to select and order Products covered by the Product Category List from an on-line database.

      c. "Specifications" - specifications regarding the size, structure, format, capacity, operation, and other criteria for each Database Application, including quality control standards, as Prodigy shall determine in its sole discretion.

      d. "Database Information" - Participant Information regarding Products to be available for display through each Database Application.

2. PRODUCT CATEGORY LIST

      a. If the parties have not already done so, promptly following the execution of this Agreement Participant and Prodigy shall negotiate in good faith to arrive at a Product Category List. The parties may amend the Product Category List from time to time as mutually agreed.

3. DATABASE APPLICATIONS

      a. Prodigy will create one or more Database Applications as part of the Service Package for display of all Products covered by the Product Category List. Each Database Application shall be of such size and structure as Prodigy deems appropriate.

      b. Promptly after the later of the parties having agreed upon a Product Category List and the effective date of this Agreement, Prodigy shall establish Specifications from time to time as it sees fit. Participant shall determine the substance and structure of Database Information, subject to the Specifications.

4. ELEMENTS AND SERVICES PROVIDED WITH SERVICE PACKAGE

      a. Design, creation, update, promotion, and display of such Service screens, including text, illustrations, and graphic design, as Prodigy deems appropriate to promote the sale of Products covered by the Product Category List.

      b. The ability for Members to order any item contained in any Database Application and, if the parties agree, the ability for Members to order any Product appearing in a printed catalog or otherwise offered by Participants even if the item does not appear in the Service Package.

      c. The ability to direct Members to the Service Package in ways determined by Prodigy, which may include:

            (i) Leader ads viewable by targeted Members.

            (ii) Listing on relevant menu screen(s).

            (iii) Unique JUMPword(s)SM enabling Members to access the Service Package from other locations in the Service.

            (iv) Inclusion of Participant's JUMPword(s) in relevant directories and/or other locators.

      d. A section enabling Members to send messages electronically to Participant from within the Service Package, and a messaging Service ID to receive and respond to such Member messages.

      e. A Service ID enabling Participant to access the Service.

      f. Monthly reports on usage of the Service Package by Members.

      g. Transmission of Member Orders to Participant by electronic batch method via modem, and provision of software enabling Participant to receive such Member Orders in accordance with the Standard Terms and Conditions of this Agreement. If requested by Participant, Member Orders shall be transmitted by other means at the then-standard additional fee.

      h. (i) Subject to the provisions of the Standard Terms and Conditions, all changes to the Screen Elements of the Service Package require the mutual consent of the parties. There shall be no charge for changes proposed by Prodigy, or for changes proposed by Participant (other than Emergency Changes, as described below) to which Prodigy does not object. Prodigy may charge its then-standard fees for any change to the Service Package proposed by Participant which Prodigy objects to but nevertheless agrees to undertake.

                          Standard Terms and Conditions

1. The following definitions shall apply to this Agreement:

      a. "Member" - any person or entity authorized by Prodigy to have access to the PRODIGY service.

      b. "Member Order" - any order for a Product, and any response or request made by a Member to Participant, by means of the PRODIGY service. Any such order, response or request sent via the electronic mail feature of the PRODIGY service will be deemed a Member Order only if Participant accepts orders sent in such fashion.

      c. "Product" - any product, service, or information which Participant makes available to consumers, whether by sale or otherwise.

2. Prodigy accepts any material intended for use in connection with the PRODIGY service only upon the representation that Participant has the right (including all necessary consents) to publish the entire contents and subject matter thereof. Submission (including electronic transmission) of material for display on the PRODIGY service constitutes consent to display it in the form submitted.

3. Prodigy will not display on the PRODIGY service any material relating to Participant or the Products it intends to offer under this Agreement without Participant's written or electronic consent to the content and appearance. Consent to display of any material on the PRODIGY service also entitles Prodigy to use such material (or images thereof), during the term of this Agreement, for research, demonstration, testing, promotion, and PRODIGY service operation. Following termination of this Agreement Prodigy may use such material for any internal use and for research, demonstration, or promotion, but may use promotional or demonstrational materials only until replaced or the supply is exhausted. Participant's consent shall not be necessary for any Prodigy promotion (whether or not on the PRODIGY service) or any PRODIGY service function enabling Members to access PRODIGY service screens. Prodigy will not use Participant's name or screens in paid Prodigy advertising without Participant's written consent.

4. Participant assumes all responsibility for the content and subject matter of its PRODIGY service screens and related material (including text and illustrations), and shall indemnify and hold Prodigy harmless against any claim, action, liability, losses, and expenses (including attorney's fees) resulting from or arising out of Prodigy's use of such material under this Agreement.

5. Prodigy will have no liability if it fails for any reason to display any material on the PRODIGY service or if, for any reason beyond Prodigy's control, the PRODIGY service is not available at any time that it is scheduled to be available. Prodigy shall indemnify and hold Participant harmless against any claim, action, liability, losses, and expenses (including attorney's fees) resulting from or arising out of Prodigy's display of any material other than as consented to by Participant under this Agreement. In no event will prodigy be liable to Participant for incidental, special or ____ damages of any kind (including damages for lost ___.

6. Prodigy shall have all rights relating to all information and descriptive materials regarding Participant and Participant's products or services (including images and trademarks, trade names, and logos) intended for use in connection with the PRODIGY service, to the extent necessary to meet Prodigy's obligations and exercise its rights under this Agreement, but this shall not affect any rights of Participant unless agreed in writing. Prodigy shall not be required to retain or recreate any PRODIGY service screen or related material.

7. Prodigy shall promptly make each Member Order available to Participant. Participant shall be solely responsible for fulfilling Member Orders.

8. Participant shall either provide information on the PRODIGY service permitting calculation of the final price of Members Orders, or shall afford Members the right to cancel their Member Orders or return the Product ordered for a full refund free of any penalty or fee. To the extent reasonably practicable, participant shall indicate on or with each member Order fulfilled that such Member Order was placed on the PRODIGY service.

9. Participant shall provide warranties and customer services for Products offered or ordered on the PRODIGY service equivalent to those it otherwise provides for the same or similar Products. Prodigy shall have absolutely no responsibilities or obligations whatsoever regarding any Product offered or ordered on the PRODIGY service.

10. Prodigy shall supply any applicable payment information provided by the Member with each Member Order which Prodigy makes available to Participant, but Prodigy shall have no other responsibility whatsoever, and Participant shall bear all risk, with respect to payment for such Member Order. Participant shall be solely responsible for the collection and payment of any Federal, state, or local tax of any nature whatsoever (except taxes based upon Prodigy's net income) relating to any Member Order.

11. Participant shall indemnify and hold Prodigy harmless against any claim, action, liability, losses, and expenses (including attorney's fees) relating to or arising out of any Product offered by, or ordered or requested from, Participant by means of the PRODIGY service.

12. Participant shall abide by all applicable portions of the Direct Marketing Association's then-current Guidelines for Ethical Business Practices, and all Federal, state and local laws and regulations, applicable to any advertisements, promotions, or offers made by Participant over or relating to the PRODIGY service, or any Products offered, ordered, or requested through the PRODIGY service.

13. Prodigy reserves the right to reject or remove any material from the PRODIGY service for any reason at any time, regardless of any prior acceptance or display of any such material.

            PRODIGY (R) INTERACTIVE PERSONAL SERVICE INSERTION ORDER

This Insertion Order is issued to: Prodigy Service Company, 445 Hamilton Ave., White Plains, NY 10601. ATTN: PRODUCT OPERATIONS, Mail Drop H10G FAX: (914) 993-8960.

--------------------------------------------------------------------------------
Advertiser:    Concept Industries of Virginia      Agency:
               PC Flowers                          Address:
Address:       2944 Hunter Hill Road
               Oakton, VA  22124                   Acct. Contact:
Contact:       Bill Tobin                          Bill Contact:
Campaign Name: PC Flowers
--------------------------------------------------------------------------------

Rate and Terms in accordance with Rate Card No. U1 dated effective April 1,
1993.

ORDER DESCRIPTION: New Order

ADDITIONAL TERMS:

1. Advertiser shall write one (1) to four (4) screens of copy in accordance with Prodigy standards for each of the PRODIGY(R) Direct Mails ("PDM's") listed below. Advertiser shall transmit copy for each such Mailing using PRODIGY Producer Software according to the following schedules:

                           Received by Prodigy
Mailing No.                No later than
-----------                -------------
Mailing #1                 April 8, 1994
Mailing #2                 April 8, 1994
Mailing #3                 April 14, 1999
Mailing #4                 April 19, 1884
Mailing #5                 April 19, 1994

In the event that such copy is not received according to the above schedule, the mailings may not be sent as scheduled.

2. Member responses to Advertiser's offer shall be provided to Advertiser in the same format as Member response to Advertiser's Service Package. In the event that Advertiser requests the responses to be provided in a non-standard format, Advertiser agrees to pay any and all applicable charges. Prodigy shall issue a separate quote.

PRODIGY (R) Direct Mail ("PDM")

Screens/Bit Map Images      Create/Production Fee:  1 @ $2,800.00                                 2,800.00
                                                                                                  --------

Prodigy shall create/produce one (1) PRODIGY (R) Direct Mail ("PDM") Stencil with one (1) to four (4) screens and such stencil shall contain two (2) areas for bit map images, with a LOOKum feature enabling Members to access Advertiser's existing Service Package.

In the event that Advertiser requests any changes and/or additions to the stencil once initial create/production has been completed, Advertiser agrees to pay any and all applicable charges. Prodigy shall issue a separate quote.

Stencils & Linkage          Create/Production Fee:  1 @ $0.00                                         0.00
                                                                                                  --------

Prodigy shall reuse Advertiser's existing stencils for the PDM's listed below. In the event that Advertiser requests any changes and/or additions to the stencil(s) and/or linkage, Advertiser agrees to pay any and all applicable charges. Prodigy shall issue a separate quote.

Mailing #1                  Mailing Fee: 20,000 @ $0.35/Send                                      7,000.00
04/15/94-04/22/94           Linkage: To Service Package
                            Fulfillment: Same as Service Package

The above fee is based on minimum of 20,000 sends at $.35 per send. Targeting:
To minimum of 20,000 adult Members who enrolled during the past 90 days EXCLUDING Members who have executed an order with Advertiser. Offer: Promote Secretary's and Mother's Day.

Mailing #2                  Mailing Fee: 20,000 @ $0.35/Send                                      7,000.00
04/16/94-04/22/94           Linkage: To Service Package
                            Fulfillment: Same as Service Package

The above fee is based on minimum of 20,000 sends at $.35 per send. Targeting:
To minimum of 20,000 adult Members who expressed interest in Sports, News or in Business EXCLUDING Members who receive Advertiser's Mailing/Call #1 of 4/15-4/22/94 AND Members who have executed an order with Advertiser. Offer:
Promote Secretary's and Mother's Day.

Mailing #3                  Mailing Fee: 20,000 @ $0.35/Send                                      7,000.00
04/22/94-05/06/94           Linkage: To Service Package
                            Fulfillment: Same as Service Package

The above fee is based on minimum of 20,000 sends at $.35 per send. Targeting:
To minimum of 20,000 adult Members who are Windows users EXCLUDING Members who received Advertiser's mailing of 4/16-4/22/94. AND who have executed an order with Advertiser. Offer: Promote Mother's Day.

Mailing #4                  Mailing Fee: 20,000 @ $0.35/Send                                      7,000.00
04/27/94-05/06/94           Linkage: To Service Package
                            Fulfillment: Same as Service Package

The above fee is based on minimum of 20,000 sends at $.35 per send. Targeting:
To minimum of 20,000 adult Members, randomly selected EXCLUDING Members who received Advertiser's mailings of 4/15/94 or 4/22/94 AND who have executed an order with Advertiser. Offer: Promote Mother's Day.

Mailing #5                  Mailing Fee: 30,000 @ $0.25/Send                                      7,500.00
04/27/94-05/06/94

The above fee is based on an estimate 30,000 sends at $.25.
                                                                                                ----------

      Sub-Total Mailing and/or Display Fees                                                      35,500.00

Less 100% Director's Discount                                                                   (35,500.00)
                                                                                                ----------

      Sub-Total Fees Less Discounts for PRODIGY(R)Direct Mail ("PDM")                            $2,800.00
                                                                                                ----------

      Total Fees Less Discounts                                                                  $2,800.00

Discounts & Commissionable Fees: Display Fees Only (see Rate Card)

This Insertion Order must be submitted by: April 8, 1994. Rate and terms subject to change if submitted after this date. If an agency is designated, bills will be sent to the agency. This Insertion Order will be effective upon acceptance by Prodigy.

--------------------------------------------------------------------------------

Submitted for Advertiser By: /s/ Peter H. MacMurray
                             ----------------------
Name: Peter H. MacMurray
      ---------------------------------------------
Company: PC Flowers
         ------------------------------------------
Date: 4/12/94
      ---------------------------------------------


Accepted for Prodigy By: /s/ Leo J. Border
                         --------------------------
Name: Leo J. Border
      ---------------------------------------------
Title: Director
       --------------------------------------------
Date: 4/12/94 ASEIP. Turner ID #: 892
      -------
                                                                  073600004-TM03
--------------------------------------------------------------------------------
Copyright(c) 1991 Prodigy Services Company, PRODIGY is a registered service mark and trademark of Prodigy Services Company.